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                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of RenaissanceRe Holdings Ltd.



We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-83308 and 333-103424) and Form S-8 (Nos. 333-68282,
333-06339, 333-61015 and 333-90758) of RenaissanceRe Holdings Ltd. of our reports dated January 30, 2004, with respect to the consolidated financial statements (and schedules) of RenaissanceRe Holdings Ltd. and Subsidiaries as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003 included in the Company's 2003 Form 10-K.



/s/ Ernst & Young
-----------------

Hamilton, Bermuda
March 15, 2004